SECURITES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 15, 2003

S&T Bancorp, Inc
_______________________________________________________________

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania _________________ (State or Other Jurisdiction of Incorporation)	0-12508 _________________ (Commission File Number)	25-1434426 _________________ (IRS Employer Identification No.)

43 South Ninth Street, Indiana, PA __________________________________________ (Address of Principal Executive Offices)	15701 ___________________ Zip Code

Registrant's telephone number, including area code	(800) 325-2265 ___________________

Item 5 - Other Events

S&T Bancorp, Inc. announced that its Board of Directors declared a $0.26 per share cash dividend payable on January 23, 2004 to shareholders of record on December 31, 2003. This represents a 4.0 percent increase over the dividend declared in December 2002 and a 3.5 percent annualized yield utilizing the December 15, 2003 closing stock price of $29.54. The Board of Directors also approved a share repurchase authorization of up to one million shares or approximately 4.0 percent of shares outstanding through year-end 2004.

Item 7 - Financial Statements, Proforma Financial Information and Exhibits

(c) Exhibits

(99) Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

December 15, 2003	S&T Bancorp, Inc. /s/ Robert E. Rout Robert E. Rout Executive Vice President, Chief Financial Officer and Secretary